Where Food Comes From, Inc. 10-K

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-212061) of the report of EKS&H LLLP dated April 2, 2018 on the consolidated financial statements of Where Food Comes From, Inc. and subsidiaries included in the Annual Report on Form 10-k as of and for the year ended December 31, 2017.

Denver, Colorado

March 29, 2019

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